Exhibit 10.2

Execution Copy

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of January 28, 2008, by and between Solera Holdings, Inc., a Delaware corporation (the “Company”), Jack Pearlstein (“Purchaser”), Ian Z. Pearlstein 2001 Trust (“Ian Pearlstein Trust”) and Ivanna V. Pearlstein 2001 Trust (“Ivanna Pearlstein Trust”).  Certain definitions are set forth in Section 6 of this Agreement.

On April 13, 2006, pursuant to a Securities Purchase Agreement, dated as of April 13, 2006, by and between Solera Holdings, LLC, a Delaware limited liability company and predecessor to the Company (“Solera LLC”), and Purchaser (the “Prior Purchase Agreement”), Purchaser purchased from Solera LLC 1,213.766 of Solera LLC’s Class B Preferred Units (as defined below) and 2,862,344 of Solera LLC’s Class A Common Units (as defined below).  All Class B Preferred Units and Class A Common Units acquired by Purchaser are referred to herein as “Units.”

On May 1, 2006, Purchaser transferred 200,000 Class A Common Units to each of (i) Ian Pearlstein Trust and (ii) Ivanna Pearlstein Trust.

On April 28, 2007, pursuant to a resolution of the board of managers of Solera LLC, a three-to-one reverse split of the Class A Common Units of Solera LLC was effected pursuant to which the number of Class A Common Units held by each of Purchaser, Ian Pearlstein Trust and Ivanna Pearlstein Trust was divided by three and any resulting fractional Unit was cancelled.

On May 10, 2007, pursuant to a resolution of the board of managers of Solera LLC, Solera LLC filed a certificate of conversion (as filed, the “Certificate of Conversion”) with the Secretary of State of the State of Delaware, pursuant to which Solera LLC was converted from a limited liability company into a corporation and all outstanding Class A Common Units and Class B Preferred Units of Solera LLC were converted into shares (the “Conversion”) of the common stock, par value $0.01 per share (the “Common Stock”), of the Company as set forth in the Certificate of Conversion.

Immediately following the Conversion, the Investors owned an aggregate of 41,526,756 shares of Common Stock (such number of shares, the “Initial Investor Amount”).

On May 11, 2007, pursuant to and subject to the terms of (a) a Restricted Stock Unit Grant Agreement, dated May 11, 2007, between the Company and Executive (the “RSU Agreement”), and (b) the Company’s 2007 Long-Term Equity Incentive Plan, the Company issued to Executive 50,216 restricted stock units (the “RSUs”).

On May 15, 2007, the Company completed an initial public offering (the “IPO”) of shares of Common Stock.  In connection with the IPO, Purchaser sold 65,341 shares of Common Stock to the underwriters in the IPO.

On October 10, 2007, certain stockholders of the Company completed a public offering (the “October Offering”) of shares of Common Stock.  In connection with the October

Offering, Executive sold 102,159 shares of Common Stock to the underwriters in the October Offering.

As a result of the foregoing events, the Company, Purchaser, Ian Pearlstein Trust and Ivanna Pearlstein Trust desire to amend and restate the Prior Purchase Agreement in its entirety.  Certain provisions of this Agreement are intended for the benefit of, and will be enforceable by, the Investors (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Prior Purchase Agreement agree that the Prior Purchase Agreement is hereby amended and restated in its entirety as follows and all parties hereto hereby agree as follows:

1.             Purchase and Sale of Securities.

(a)           Pursuant to the Prior Purchase Agreement, Purchaser purchased, and Solera LLC sold, (i) 2,356,608 Class A Common Units at a price of $0.10 per unit (the “Carried Common Units”), (ii) 505,736 Class A Common Units at a price of $0.10 per unit (the “Co-Invest Common Units” and together with the Class B Preferred Units, the “Co-Invest Units”), and (iii) 1,213.766 Class B Preferred Units at a price of $1,000.00 per unit.  Solera LLC delivered to Purchaser a copy of the certificate(s) representing such Units, and Purchaser delivered to Solera LLC or an account designated by Solera LLC a cashier’s or certified check or wire transfer of immediately available funds in an aggregate amount equal to $1,500,000.00 as payment for such Units.

(b)           On May 1, 2006, Purchaser transferred 200,000 Co-Invest Common Units to each of (i) Ian Pearlstein Trust and (ii) Ivanna Pearlstein Trust.  On such date, Ian Pearlstein Trust and Ivanna Pearlstein Trust executed joinders to the Prior Purchase Agreement.

(c)           On April 28, 2007, pursuant to a resolution of the board of managers of Solera LLC, a three-to-one reverse split of the Class A Common Units of Solera LLC was effected pursuant to which the number of Class A Common Units held by each of Purchaser, Ian Pearlstein Trust and Ivanna Pearlstein Trust was divided by three and any resulting fractional Unit was cancelled.

(d)           On May 10, 2007, pursuant to the Conversion, all of the outstanding units of Solera LLC, including the Units, were converted into shares of Common Stock.  Immediately following such Conversion, (i) Purchaser owned the following:  (A) 785,536 shares of Common Stock, which shares shall be referred to herein as the “Carried Shares” and (B) 117,848 shares of Common Stock, which shares shall be referred to herein as the “Purchaser Co-Invest Shares;” and (ii) each of Ian Pearlstein Trust and Ivanna Pearlstein Trust owned 66,666 shares of Common Stock, which shares, together with the Purchaser Co-Invest Shares, shall be referred to herein as the “Co-Invest Shares.”  The Carried Shares and Co-Invest Shares, together with any shares of Common Stock that are issued in respect of RSUs that have vested, shall be referred to herein, collectively, as “Securities.”  As of May 10, the total number of Carried Shares plus Co-Invest Shares was equal to 1,036,716.

(e)   Immediately following the Conversion, the Investors owned an aggregate number of shares of Common Stock equal to the Initial Investor Amount.

(f)    On May 11, 2007, pursuant to and subject to the terms of (a) the RSU Agreement and (b) the Company’s 2007 Long-Term Equity Incentive Plan, the Company issued to Executive the RSUs.

(g)   On May 15, 2007, in connection with the IPO, Purchaser sold 65,341 Purchaser Co-Invest Shares to the underwriters in the IPO.

(h)   On October 10, 2007, in connection with the October Offering, Executive sold 102,159 shares of Common Stock to the underwriters in the October Offering.

(i)    All certificates evidencing the Unvested Shares (as defined below) shall be held by the Company for the benefit of Executive and other holder(s) of Unvested Shares; provided, that, upon written request by the Executive, the Company shall release to Executive and other holder(s) of Vested Shares certificates evidencing those Vested Shares.  Upon the occurrence of a Sale of the Company, the Company will return all certificates in its possession evidencing Unvested Shares to the record holders thereof.

(j)            Purchaser represents and warrants to the Company that:

(i)            This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any judgment, order or decree to which Purchaser is subject.

(ii)           Except for the Solera Employment Agreement, Purchaser is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement.

(k)           Purchaser acknowledges and agrees that no provision contained in this Agreement shall entitle Purchaser to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate Purchaser’s employment at any time for any reason.

(l)            In accordance with the terms of the Prior Purchase Agreement, Purchaser has executed in blank ten security transfer powers (the “Security Powers”) with respect to the Units acquired pursuant to such agreement and has delivered such Security Powers to the Company.  Concurrently with the execution of this Agreement, Purchaser shall execute in blank ten Security Powers in the form of Exhibit A attached hereto with respect to the Unvested Shares and shall deliver such Security Powers to the Company.  The Security Powers shall authorize the Company to assign, transfer and deliver the Unvested Shares to the appropriate acquiror thereof pursuant to Section 3 below and under no other circumstances.

(m)          In accordance with the terms of the Prior Purchase Agreement, Purchaser’s spouse executed a Spousal Consent with respect to the Units acquired pursuant to such agreement.  Concurrently with the execution of this Agreement, if Purchaser is lawfully married, Purchaser’s spouse shall execute the Consent in the form of Exhibit B attached hereto.

(n)           On April 13, 2006, Purchaser became a party to the Registration Agreement in the capacity of an Executive and Securityholder.  On May 1, 2006, each of Ian Pearlstein Trust and Ivanna Pearlstein Trust became a party to the Registration Agreement.

2.             Vesting of Carried Shares and RSUs.

(a)           The Co-Invest Shares are fully vested.  The Carried Shares shall be subject to vesting in the manner specified in this Section 2.  As of the date hereof, 628,428 Carried Shares have vested.

(b)   Except as otherwise provided in this Section 2, beginning March 31, 2008, an additional 5% (that is, 39,276 shares) of the Carried Shares shall become vested on March 31, June 30, September 30 and December 31 of each year, if as of each such date Executive is employed by the Company or any of its Subsidiaries, until all Carried Shares have become vested.

(c)           Upon the occurrence of a Sale of the Company, all Carried Shares and RSUs which have not yet become vested shall become vested as of the date of consummation of the Sale of the Company, if, as of such date, Purchaser has been continuously employed by the Company, Solera, Inc. or any of their Subsidiaries from the date of this Agreement through and including such date.

(d)   In the event of a Public Sale of shares of Common Stock by the Investors after the date hereof, if, as of the date of the consummation of such Public Sale, the Vested Ratio (prior to giving effect to any vesting on such date pursuant to this Section 2(d)) is less than the Cumulative Ratio (after giving effect to such Public Sale), then a number of Unvested Shares (as defined below) shall become vested in connection with such Public Sale such that the Vested Ratio (after giving effect to any vesting on such date pursuant to this Section 2(d)) equals the Cumulative Ratio (after giving effect to such Public Sale) on such date, if, as of such date, Executive has been continuously employed by the Company, Employer or any of their Subsidiaries from the date of this Agreement through and including such date.  Notwithstanding, and in addition to, any vesting pursuant to this Section 2(d), the Carried Shares shall continue to vest as set forth in Section 2(b).

(e)           If (i) requested by Purchaser in a written notice to the Company in connection with a Sale of the Company, and (ii) Purchaser is a “disqualified individual” (within the meaning of Section 280G(c) of the Internal Revenue Code, as amended (the “Code”)) entitled to receive a “parachute payment” (within the meaning of Code Section 280G(b)) in connection with such Sale of the Company, and (iii) Purchaser has waived his 280G Payment (as defined below) subject to the Stockholder Vote (as defined below), the Company shall use commercially reasonable efforts prior to the closing of such Sale of the Company to hold a vote of the Company’s stockholders (the “Stockholder Vote”) seeking approval of any such parachute payment to the extent such parachute payment exceeds 2.999 times Purchaser’s “base amount” (within the meaning of Code Section 280G(b)(3)) (the “280G Payment”).

(f)            Carried Shares that have become vested (“Vested Carried Shares”), shares of Common Stock issued in respect of RSUs that have vested and the Co-Invest Shares are collectively referred to herein as “Vested Shares.”  All Carried Shares that have not vested are referred to herein as “Unvested Shares.”

(g)   As of the date hereof, notwithstanding anything to the contrary set forth in the RSU Agreement, 40,172 of the RSUs have vested.  In the event of a Public Sale of shares of Common Stock by the Investors after the date hereof, if, as of the date of the consummation of such Public Sale, the RSU Vested Ratio (prior to giving effect to any vesting on such date pursuant to this Section 2(g)) is less than the Cumulative Ratio (after giving effect to such Public Sale), then a number of unvested RSUs shall become vested in connection with such Public Sale such that the RSU Vested Ratio (after giving effect to any vesting on such date pursuant to this Section 2(g)) equals the Cumulative Ratio (after giving effect to such Public Sale) on such date, if, as of such date, Executive has been continuously employed by the Company, Employer or any of their Subsidiaries from the date of this Agreement through and including such date.  Notwithstanding, and in addition to, any vesting pursuant to this Section 2(g), the RSUs shall continue to vest as set forth in the RSU Agreement.

3.             Repurchase Option.

(a)           In the event of a Separation, the Unvested Shares (whether held by Purchaser or one or more of Purchaser’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).  The Company may assign its repurchase rights set forth in this Section 3 to any Person.

(b)           In the event of a Separation, the purchase price for each Unvested Share will be the lesser of (A) Purchaser’s Original Cost for such share and (B) the Fair Market Value of such share as of the delivery date of the Repurchase Notice or Supplemental Repurchase Notice, as the case may be, in either case first delivered pursuant to Section 3(c).

(c)           In the event of a Separation, the Company (with the approval of the Board) may elect to purchase all or any portion of the Unvested Shares pursuant to this Section 3 by delivering written notice (the “Repurchase Notice”) to the holder or holders of such securities within six months and 10 days after the Separation.  The Repurchase Notice will set forth the number of Unvested Shares to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.  Unvested Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Unvested Shares held by Purchaser at the time of delivery of the Repurchase Notice.  If the number of Unvested Shares to be repurchased by the Company then held by Purchaser is less than the total number of Unvested Shares that the Company has elected to purchase, the Company shall purchase the remaining Unvested Shares elected to be purchased from the other holder(s) of Unvested Shares under this Agreement (i.e., Purchaser’s Permitted Transferees), pro rata according to the number of Unvested Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

(d)           If for any reason the Company does not elect to purchase all of the Unvested Shares pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Unvested Shares that the Company has not elected to purchase (the “Available Securities”).  As soon as practicable after the Company has determined that there will be Available Securities, but in any event within five months after the Separation, the Company shall give written notice (the “Option Notice”) to the Investors setting forth the number of Available Securities and the purchase price for such Available Securities.  The Investors may elect to purchase any or all of the Available Securities by giving written notice to the Company within six months and 10 days after the Separation.  If the Investors elect to purchase an aggregate number of Available Securities that is greater than the number of Available Securities, the Available Securities shall be allocated among the Investors based upon the number of shares of Common Stock owned by each Investor.  As soon as practicable, and in any event within ten days, after the expiration of the six-month and ten-day period set forth above, the Company shall notify each holder of Unvested Shares as to the number of Unvested Shares being purchased from such holder by the Investors (the “Supplemental Repurchase Notice”).  At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Unvested Shares, the Company shall also deliver written notice to each Investor setting forth the number of shares such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(e)           The closing of the purchase of the Unvested Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than one month nor less than five days after the delivery of the later of either such notice to be delivered.  The Company will pay for the Securities to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Purchaser to the Company, and will pay the remainder of the purchase price by, at its option, (A) a check or wire transfer of funds, (B) the issuance of a subordinated promissory note of the Company payable in full in one lump sum on the third anniversary of the date of issuance and bearing interest at a rate equal to such rate as may be determined by the Board (provided that such rate may not be less than the prime rate (as published in The Wall Street Journal from time to time)), which interest shall be payable in cash on a quarterly basis, or (C) any combination of (A) and (B) as the Board may elect in its discretion; provided that, to the extent that the Company has readily available cash resources in excess of its working capital and other reasonable cash needs and without imposing any obligation on the Company to raise financing to fund the repurchases or to materially impair its financial liquidity or condition, the Company shall use reasonable efforts to pay the purchase price for such Unvested Shares pursuant to the foregoing clause (A).  Each Investor will pay for the Unvested Shares purchased by it by a check or wire transfer of funds.  The Company and the Investors will be entitled to receive customary representations and warranties from the sellers regarding such sale.

(f)            Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Unvested Shares by the Company pursuant to the Repurchase Option shall be subject to applicable restrictions contained in the Delaware General Corporation Law or such other governing corporate law, and in the Company’s and its Subsidiaries’ debt and equity financing agreements, provided that with respect to any such equity financing agreements in effect on the date hereof, only such restrictions as are set forth in such agreements as in effect on the date hereof shall apply for purposes of this Section 3.2(f).  If any such restrictions prohibit (i) the repurchase of Unvested Shares hereunder which the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the Company may make such repurchases as soon as it is permitted to make repurchases or receive funds from Subsidiaries under such restrictions but in no event later than 12 months after the date of the Repurchase Notice, and for any such repurchase that is to be made at Fair Market Value, Fair Market Value shall be determined as of the date such restrictions lapse.

(g)           Notwithstanding anything to the contrary contained in this Agreement, if the Fair Market Value of Unvested Shares is finally determined to be an amount at least 20% greater than the per share repurchase price for such Unvested Share in the Repurchase Notice or in the Supplemental Repurchase Notice, each of the Company and the Investors shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Unvested Shares elected to be repurchased by it by delivering notice of such revocation in writing to the holders of Unvested Shares during the thirty-day period beginning on the date that the Company and/or the Investors are given written notice that the Fair Market Value of an Unvested Share was finally determined to be an amount at least 20% greater than the per share repurchase price for Unvested Shares set forth in the Repurchase Notice or in the Supplemental Repurchase Notice.

(h)           The provisions of this Section 3 will terminate upon the consummation of a Sale of the Company.

4.             Restrictions on Transfer of Securities.

(a)           Transfer of Securities.  The holders of Securities shall not Transfer any interest in any Securities, except pursuant to (i) the provisions of Section 3 hereof or (ii) the provisions of Section 4(b) below.

(b)   Certain Permitted Transfers.  The restrictions in this Section 4 will not apply with respect to any Transfer of Securities made (i) pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in the case of any mental incapacity or among such Person’s Family Group, or (ii) subject to the restrictions on transfer set forth in the Registration Agreement (including, without limitation, in Section 3 thereof) or any agreement entered into pursuant thereto, of shares of Common Stock that are Vested Shares, but in the case of this clause (ii) only an amount of shares of Common Stock that are Vested Shares equal to the product of (A) the Total Share Number and (B) the Cumulative Ratio (as of the date of such Transfer pursuant to this clause (ii), after giving effect to any Public Sale of Common Stock by the Investors on such date), less the sum of (X) the aggregate number of shares of Securities transferred by Executive in Public Sales prior to the date hereof and (Y) as of the date of such transfer, the aggregate number of shares of Securities previously transferred by Executive, Ian Pearlstein Trust, Ivanna Pearlstein Trust and their Permitted Transferees after the date hereof pursuant to this clause (ii); provided that any in-kind distributions of shares of Common Stock by the Investors to their limited partners shall be deemed to be a Public Sale for purposes of this Section 4(b)(ii); provided further that the restrictions contained in this Section 4 will continue to be applicable to the Securities after any Transfer of the type referred to in clause (i) above and the transferees of such Securities must agree in writing to be bound by the provisions of this Agreement.  Any transferee of Securities pursuant to a Transfer in accordance with the provisions of clause (i) of this Section 4(b) is herein referred to as a “Permitted Transferee.”  Upon the Transfer of Securities pursuant to this Section 4(b), the transferring holder of Securities will deliver a written notice (a “Transfer Notice”) to the Company.  In the case of a Transfer pursuant to clause (i) hereof, the Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c)           Termination of Restrictions.  The restrictions set forth in this Section 4 will continue with respect to each share of Securities until the earlier of (i) the date on which such share of Securities has been transferred in a Public Sale permitted by this Section 4, or (ii) the consummation of a Sale of the Company.

5.             Additional Restrictions on Transfer of Securities.

(a)           Legend.  The certificates representing the Securities will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF MAY 10, 2007, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT AMONG THE COMPANY AND AN EXECUTIVE OF THE COMPANY AND OTHER PARTIES, DATED AS OF JANUARY 28, 2008, AS AMENDED.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)           Opinion of Counsel.  No holder of Securities may Transfer any Securities (except pursuant to Section 3 or 4(b) of this Agreement or an effective registration statement under the Securities Act) without first delivering to the Company a written notice at least 10 days prior to such transfer describing in reasonable detail the proposed Transfer, and, if requested by the Company prior to such Transfer, an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.  In addition, if the holder of the Securities delivers to the Company an opinion of counsel that no subsequent Transfer of such Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Securities that do not bear the Securities Act portion of the legend set forth in Section 5(a).  If the Company is not required to deliver new certificates for such Securities not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.

6.             Definitions.

“Affiliate” means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor; it being understood and agreed that GTCR I and its Affiliates shall for all purposes hereunder shall be Affiliates of GTCR II.

“Board” means the Company’s board of directors.

“Class A Common Units” means the Class A Common Units of Solera LLC having the rights and obligations set forth in the LLC Agreement.

“Class B Preferred Units” means the Class B Preferred Units of Solera LLC having the rights and obligations set forth in the LLC Agreement.

“Cumulative Ratio” means, as of a given date, the quotient of (a) the aggregate number of shares of Common Stock sold by the Investors in Public Sales between May 10, 2007 and such date (including any Public Sales on such date), divided by (b) the Initial Investor Amount.

“Fair Market Value” of each share of Securities means the average of the closing prices of the sales of such Securities on all securities exchanges on which such Securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.  If at any time such Securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Securities as determined in good faith by the Board.  If Purchaser reasonably disagrees with such determination, Purchaser shall deliver to the Board a written notice of objection within ten days after delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within ten days after delivery of the Supplemental Repurchase Notice).  Upon receipt of Purchaser’s written notice of objection, the Board and Purchaser will negotiate in good faith to agree on such Fair Market Value.  If such agreement is not reached within 30 days after the delivery of the Repurchase Notice (or if no Repurchase Notice is delivered, then within 30 days after the delivery of the Supplemental Repurchase Notice), Fair Market Value shall be determined by an appraiser jointly selected by the Board and Purchaser, which appraiser shall submit to the Board and Purchaser a report within 30 days of its engagement setting forth such determination.  If the parties are unable to agree on an appraiser within 45 days after delivery of the Repurchase Notice or the Supplemental Repurchase Notice, within seven days, each party shall submit the names of four nationally recognized firms that are engaged in the business of valuing non-public securities, and each party shall be entitled to strike two names from the other party’s list of firms, and the appraiser shall be selected by lot from the remaining four appraisal firms.  The expenses of such appraiser shall be borne by Purchaser unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board, in which case the expenses of the appraiser shall be borne by the Company.  In making such appraisal, the appraiser shall determine the fair value of the Company as a whole without discount for either lack of control or contractual restrictions on transfer applicable to the Securities.  The determination of such appraiser as to Fair Market Value shall be final and binding upon all parties.

“Family Group” means a Person’s spouse, brothers or sisters, antecedents, descendants (whether natural or adopted) and the brothers or sisters, antecedents and descendants (whether natural or adopted) of such Person’s spouse, and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse, brothers or sisters, antecedents and/or descendants or the brothers or sisters, antecedents and/or descendants of such Person’s spouse, that is and remains solely for the benefit of such Person and/or such Person’s spouse, brothers or sisters, antecedents and/or descendants or the brothers or sisters, antecedents and/or descendants or such Person’s spouse, and any retirement plan for such Person.

“GTCR I” means GTCR Golder Rauner, L.L.C., a Delaware limited liability company.

“GTCR II” means GTCR Golder Rauner II, L.L.C., a Delaware limited liability company.

“GTCR Co-Invest II” means GTCR Co-Invest II, L.P., a Delaware limited partnership.

“GTCR Fund VIII” means GTCR Fund VIII, L.P., a Delaware limited partnership.

“GTCR Fund VIII/B” means GTCR Fund VIII/B, L.P., a Delaware limited partnership.

“Investor Purchase Agreement” means the Amended and Restated Securities Agreement, dated as of May 10, 2007, among the Company and the Investors, as amended from time to time pursuant to its terms.

“Investors” means GTCR Fund VIII, GTCR Fund VIII/B, GTCR Co-Invest II, and any other investment fund managed by GTCR I or GTCR II that at any given time owns securities of the Company.

“LLC Agreement” means the Limited Liability Company Agreement of Solera LLC, dated as of April 1, 2005, as amended from time to time pursuant to its terms.

“Majority Holders” means the holders of a majority of the Investor Securities (as defined in the Investor Purchase Agreement).

“Original Cost” means $0.30 per share (as proportionately adjusted for all share splits, share dividends and other recapitalizations subsequent to the date hereof).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of the Company.

“Public Sale” means (i) any sale pursuant to a registered public offering under the Securities Act or (ii) any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(k) prior to a Public Offering).

“Registration Agreement” means the Registration Rights Agreement, dated as of April 1, 2005, among Solera LLC and certain of its securityholders, as amended from time to time pursuant to its terms.

“RSU Vested Ratio” means, as of a given date, the quotient of (a) the number of RSUs that have vested (pursuant to the RSU Agreement or hereunder) as of such date, divided by (b) the total number of RSUs granted under the RSU Agreement.

“Sale of the Company” means any transaction or series of related transactions pursuant to which any Person or group of related Persons other than, except for purposes of Section 2(c), the Investors or their Affiliates in the aggregate acquire(s) (i) equity securities of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s equity, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Securities” will continue to be Securities in the hands of any holder other than Purchaser (except for the Company and the Investors and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Securities will succeed to all rights and obligations attributable to Purchaser as a holder of Securities hereunder.  Securities will also include equity of the Company issued with respect to Securities (i) by way of a share split, share dividend, conversion, or other recapitalization or (ii) by way of reorganization or recapitalization of the Company  Notwithstanding the foregoing, all Unvested Shares shall remain Unvested Shares after any Transfer thereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Separation” means Purchaser ceasing to be employed by the Company, Solera, Inc. or any of their respective Subsidiaries for any reason.

“Solera Employment Agreement” means the Employment Agreement, dated as of April 13, 2006, among Solera LLC, Solera, Inc. and Purchaser, as amended from time to time pursuant to its terms.

“Solera, Inc.” means Solera, Inc., a Delaware corporation.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of  partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Total Share Number” means, as of a given date, 1,036,716 plus the aggregate number of shares of Common Stock issued as of such date with respect to RSUs that have vested.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

“Vested Ratio” means, as of a given date, the quotient of (a) the number of Vested Carried Shares as of such date, divided by (b) 785,535.  For the purposes of determining the Vested Ratio, the number of Vested Carried Shares shall include all such shares, without duplication, (x) held on such date by Executive, Ian Pearlstein Trust, Ivanna Pearlstein Trust or any Permitted Transferee or (y) transferred on or prior to such date by Executive or a Permitted Transferee in a Public Sale or otherwise.

7.             Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day.  Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to the Company:

Solera Holdings, Inc.
15030 Avenue of Science, Suite 200
San Diego, CA 92128
Attention: Chief Executive Officer
Facsimile: (858) 812-3011

with copies to:

GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention:	Philip A. Canfield
Craig A. Bondy
Facsimile:	(312) 382-2201

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention:	Stephen L. Ritchie, P.C.
Mark A. Fennell
Facsimile:	(312) 861-2200

If to Purchaser, Ian Pearlstein Trust or Ivanna Pearlstein Trust:

Jack Pearlstein
5122 Warren Place, NW
Washington, DC 20016
Facsimile:	(925) 866-3491

If to the Investors:

GTCR Golder Rauner II, L.L.C.
6100 Sears Tower
Chicago, Illinois 60606-6402
Attention:	Philip A. Canfield
Craig A. Bondy
Facsimile:	(312) 382-2201

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention:	Stephen L. Ritchie, P.C.
Mark A. Fennell
Facsimile:	(312) 861-2200

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

8.             General Provisions.

(a)           Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such equity for any purpose.

(b)           Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)   Complete Agreement.  The Prior Purchase Agreement is amended, restated and superseded by this Agreement in its entirety; provided that, notwithstanding the foregoing or anything else to the contrary in this Agreement, nothing herein shall relieve any party from any liability for any breach prior to the date hereof of the Prior Purchase Agreement and any provision so breached shall not be superseded by this Agreement for purposes of actions taken in connection with such breach and liabilities related thereto and the rights of the parties hereto under Section 1(d) of the Prior Purchase Agreement shall survive this amendment and restatement.  This Agreement, the RSU Agreement, the Solera Employment Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)           No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e)           Counterparts.  This Agreement may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(f)            Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Purchaser, Ian Pearlstein Trust, Ivanna Pearlstein Trust, the Company, Solera, Inc., the Investors and their respective successors and assigns (including subsequent holders of Securities); provided that the rights and obligations of Purchaser under this Agreement shall not be assignable except in connection with a permitted transfer of Securities hereunder.

(g)           Choice of Law.  The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Solera, Inc. and its securityholders.  All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)           MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(i)            Remedies.  Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(j)            Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Solera, Inc., Purchaser and the Majority Holders.

(k)           Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the

Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(l)            Termination.  This Agreement shall survive a Separation and shall remain in full force and effect after such Separation.

(m)  Adjustments of Numbers.  All numbers set forth herein that refer to prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the subject class of equity that occur after the date hereof.

(n)   Deemed Transfer of Securities.  If the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Securities to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such shares , whether or not the certificates therefor have been delivered as required by this Agreement.

(o)   No Pledge or Security Interest.  The purpose of the Company’s retention of Purchaser’s certificates and executed security powers is solely to facilitate the provisions set forth in Section 3 herein and does not by itself constitute a pledge by Purchaser of, or the granting of a security interest in, the underlying equity.

(p)   Rights Granted to GTCR and its Affiliates.  Any rights granted to GTCR I, GTCR II or their Affiliates hereunder may also be exercised (in whole or in part) by their designees.

(q)           Delivery by Facsimile.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(r)            Deemed Senior Management Agreement.  Notwithstanding anything in the Investor Purchase Agreement or the Registration Agreement to the contrary, this Agreement shall be deemed to be a “Senior Management Agreement” for the purposes of such agreements.

*     *     *     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Securities Purchase Agreement on the date first above written.

SOLERA HOLDINGS, INC.

By:	/s/ Tony Aquila
Name:
Its:

/s/ Jack Pearlstein
JACK PEARLSTEIN

IAN Z. PEARLSTEIN 2001 TRUST

By:	/s/ Bruce Levin
Name:	Bruce S. Levin
Its:	Trustee

IVANNA V. PEARLSTEIN 2001 TRUST

By:	/s/ Bruce Levin
Name:	Bruce S. Levin
Its:	Trustee

Signature Page to Amended and Restated Securities Purchase Agreement of Jack Pearlstein

Agreed and Accepted:
THE INVESTORS:

GTCR FUND VIII, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Phillip A. Canfield
Name:
Its:	Principal

GTCR FUND VIII/B, L.P.

By:	GTCR Partners VIII, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Phillip A. Canfield
Name:
Its:	Principal

GTCR CO-INVEST II, L.P.

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:	/s/ Phillip A. Canfield
Name:
Its:	Principal

Signature Page to Amended and Restated Securities Purchase Agreement of Jack Pearlstein

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Jack Pearlstein does hereby sell, assign and transfer unto                               , a                                   ,                  shares of the common stock, par value $0.01 per share, of Solera Holdings, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate Nos.                                    herewith and does hereby irrevocably constitute and appoint each officer of the Company (acting alone or with one or more other such officers) as attorney to transfer said securities on the books of the Company with full power of substitution in the premises.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THAT CERTAIN AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT BY AND AMONG THE COMPANY AND THE UNDERSIGNED AND THE OTHER PARTIES THERETO DATED AS OF JANUARY 28, 2008, AS AMENDED.

Dated:
Jack Pearlstein

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Purchaser hereby acknowledges that I have read the foregoing Amended and Restated Securities Purchase Agreement, dated as of January 28, 2008, and the Registration Agreement referred to therein and that I understand their contents.  I am aware that the foregoing Amended and Restated Securities Purchase Agreement provides for the sale or repurchase of my spouse’s Securities under certain circumstances and/or imposes other restrictions on such securities (including, without limitation, restrictions on transfer).  I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

Date: January 28, 2008

Spouse’s Name:

Date: January 28, 2008

Witness’ Name: